EXHIBIT 10.5

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is made and entered into as of the 14th day of April, 2000 by and between MegaMedia Networks, Inc.,. a Delaware corporation (the "Company"), and City-Guide ISP, Inc., a Florida corporation (the "Subscriber").

                              W I T N E S S E T H:
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         WHEREAS, Subscriber is selling certain assets to Titan Hosting, Inc., a
Delaware corporation and wholly-owned subsidiary of the Company ("Buyer") pursuant to a Purchase and Sale of Assets Agreement between Buyer, Subscriber, the Company and the shareholders of Subscriber dated of even date herewith (the "Purchase Agreement"), and as part of the purchase price for such assets, the Company has agreed to issue to Subscriber 200,000 shares of the Company's common stock, $.01 par value (the "Purchase Shares"); and

         WHEREAS, ; and Buyer will be issuing to Subscriber as part of the purchase price for the assets being acquired a $720,000 promissory note convertible into shares of common stock of the Company at a conversion price of $3.00 per share (the "Conversion Shares", and together with the Purchase Shares, shall be collectively referred to as the "Shares"); and

         WHEREAS, the terms of the Purchase Agreement for the assets provides for piggy-back registration rights for the Shares.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

         1. Purchase of Stock. Upon closing of the asset purchase as contemplated in the Purachase Agreement, the Company shall cause to be issued to Subscriber a stock certificate or stock certificates for an aggregate of 200,000 shares of the Company's Common Stock (the "Purchase Shares") in partial consideration for the acquisition of certain assets of Subscriber.

         2. Conversion Shares: Upon the closing of the asset purchase as contemplated in the Purchase Agreement, Subscriber will be issued a $720,000 promissory note, convertible at the discretion of Subscriber into shares of common stock of the Company at a conversion rate of $3.00 per share (the "Conversion Shares"). Hereinafter the Purchase Shares and the Conversion Shares shall be collectively referred to as the "Shares."

         3. Representations and Warranties. Subscriber hereby represents, warrants and covenants to the Company that in connection herewith:


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                  (a) Review and Evaluation of Information regarding the
Company: The shareholders of Subscriber, and as applicable, its officers and directors, have had an opportunity to examine the governing instruments and the material documents and records of the Company, to ask questions and receive answers from the representatives of the Company concerning the Company `s financial condition and business and to obtain such other information that they have deemed necessary to make a fully informed decision.

                  (b) Purchaser's Financial Experience. The shareholders of Subscriber, and as applicable, its officers and directors, are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of his investment in the Shares. The shareholders of Subscriber, and as applicable, its officers and directors, are familiar with the nature and risks attending investments

                  (c) Suitability of Investment. Subscriber understands that the Shares are speculative investments and involve a high degree of risk, including but not limited to: there is no guarantee of success of the business of the Company; Subscriber may not receive any return (economic or otherwise) on its investment, and management and the majority shareholders of the Company have extreme latitude and generally, the sole discretion, to determine the financial picture, operations and potential dissolution of the Company. Subscriber, its shareholders and, as applicable, its officers and directors, have evaluated the merits and risks of Subscriber's proposed investment in the Shares, including those risks particular to Subscriber's and its shareholders' respective financial and personal situation, respectively, and they have determined that this investment is suitable for Subscriber. Subscriber has adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of its investment.

                  (d) Investment Intent. Subscriber is purchasing the Shares for investment purposes only and for its own account, and has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or to enter into any such commitment or agreement.

                  (e) Unregistered Securities; Limitations on Disposition. Subscriber understands that the Shares are being sold without registration under federal or any state securities laws ("Securities Laws") by reason of specific exemptions from registration and that the Company is relying on the information given herein in its determination of whether such specific exemptions are available. Subscriber understands that because the Shares have not been and will not be registered under the Securities Laws, they cannot be sold unless and until they are subsequently registered or an exemption from registration is available. Subscriber acknowledges and understands that the certificates evidencing the Shares will bear a restrictive legend to the effect of this subprovision 3(e). Subscriber represents that he can afford to hold the Shares for an indefinite period of time.

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                  (f) Non-Reliance. Subscriber is not relying on the Company or any representation contained herein with respect to the tax or economic effect of his investment in the Company.

                  (g) Prohibitions on Cancellation, Termination, Revocation, Transferability, and Assignment. Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, he is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive his death or disability. Subscriber further agrees that he may not transfer or assign his rights or obligations under this Agreement without the written consent of the Company.

                  (h) Authority to Enter into Agreement. The Subscriber has the full right, power, and authority to execute and deliver this Agreement and perform its obligations hereunder.

                  4. Indemnification. Subscriber shall indemnify and hold harmless the Company and its agents and counsel against any and all loss damage liability or expense (including attorneys' fees and costs) which may be suffered by reason of any breach of his representations, warranties or covenants contained in Section 3 hereof.

         5.       Registration of Shares.

                  (a) Between the date of this Agreement and April 14, 2002, if the Company shall determine to register its Common Stock for its own account or the account of a security holder or holders pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration relating solely to employee benefit plans, or in connection with a business combination or reorganization on Form S-4 or other appropriate form, or a registration on any registration statement form which does not permit secondary sales) the Company will:

                  (i) promptly give to Subscriber written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in a written request or requests, made by Subscriber within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above except as set forth in Section 5(b) below. Such written request may specify all or a part of Subscriber's Shares.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Subscriber as a part of the written notice given pursuant to Section 5(a)(i). In such event, the right of Subscriber to registration pursuant to this Section 5 shall be conditioned upon Subscriber's participation in such underwriting and the inclusion of Subscriber in the underwriting to the extent provided herein. If Subscriber proposes to distribute his Shares through such underwriting, he shall (together with the Company and other shareholders


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distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 5, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the amount of Shares to be included in the Company's proposed offering that are held by the Subscriber and all other holders of securities requesting registration shall be reduced by the amount indicated by the underwriter on a pro rata basis among all of such holders, with such reduction allocated in proportion to the total number of securities each of such holders, initially sought to have registered in connection with the Company's proposed offering. If Subscriber disapproves of the terms of any such underwriting he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any of Subscriber's Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, in connection with a registered public offering involving an underwriting, to the extent that Subscriber's Shares are included therein, Subscriber shall also enter into such agreements regarding the timing of the sale of the Shares by Subscriber (i.e., lock-up agreement), as may be required by the underwriter.

                  (c) Company Registration Expenses. In the case of any registration effected pursuant to Section 5(a), the Company shall bear any additional registration and qualification fees and expenses (not including stock transfer taxes and underwriters' fees, discounts and commissions, which will be the sole responsibility of Subscriber) and any additional costs and disbursements of counsel for the Company that result from inclusion of Shares held by the Subscriber in such registration.

                  (d) Registration Procedures. In the case of a registration effected by the Company pursuant to Section 5(a), the Company will keep Subscriber advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, the company will:

                           i) Keep such registration, qualification or
compliance pursuant to Section 5(a) effective until termination of the offering, if an underwritten offering, or if not underwritten, for a period of ninety (90) days or until Subscriber has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                           ii) Furnish such number of prospectuses and other
documents incident thereto as Subscriber from time to time may reasonably request.

                  (e) Indemnification.

                           i) The Company will indemnify Subscriber, with
respect to which registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, its officers, directors and partners and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or amendment or supplement thereto, or other


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document (including any related registration statement, notification amendment or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Subscriber, each such underwriter, its officers, directors and partners and each person who controls any such underwriter, for any legal and any other expense reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Subscriber or underwriter and stated to be specifically for use in any of the foregoing documents.

                  ii) The Subscriber will, if Subscriber's Shares are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other party covered by the registration statement, and each of their officers, directors and partners, and each person controlling such other party, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, amendment or supplement thereto, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, persons, underwriters, other parties or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Subscriber and stated to be specifically for use therein.

                  iii) Each party entitled to indemnification under this subsection (f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection (f). No


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Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (f) Information by Subscriber. Subscriber shall furnish to the Company such information regarding Subscriber and the distribution proposed by Subscriber as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5.

         6. Right to Terminate or Delay Registration. If deemed to be in the best interests of the Company due pending unpublished material information, the time necessary to complete financial statements, or other reason deemed appropriate by the Company and counsel to the Company, the Company shall have the right to delay, terminate or withdraw any registration initiated by it under Section prior to the effectiveness of such registration, whether or not Subscriber has elected to include Shares in such registration.

         7. Governing Law; Jurisdiction. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Florida.

         8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and terminates any prior communication, agreement or understanding, whether written or oral. This Agreement may be modified only by a writing signed by all parties.

         9. Notices. Whenever notice is provided for in this Agreement, it shall be given in writing and hand delivered, or mailed by registered or certified mail, return receipt requested, or sent by telecopier to the party or parties to whom addressed at the addresses or telecopier numbers set forth on the signature page of this Agreement. The date of delivery shall be the date received if delivered by hand or sent by telecopier, or within three (3) days of mailing, if mailed. Any party may change the address to which notice shall be delivered or mailed by notice duly given.

         10. Benefits. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, beneficiaries, legal representatives, successors, and assigns (including successive as well a immediate successors to and assigns of said parties).

         11. Attorneys' Fees. In the event of suit or other legal proceeding, including mediation or arbitration, to enforce the terms of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party its reasonable attorneys' fees, reasonable expenses and court costs, which shall include any appellate proceeding.

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         12. Severability. In the event that any of the provisions of this
Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         14. Section Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

                       MEGAMEDIA NETWORKS, INC.

                       By:               /s/ Stephen H. Noble, III
                                         ------------------------------------
                       Print Name:       Stephen H. Noble, III
                                         (a/k/a Steve Noble and Steven Noble)
                       Its:              Chief Financial Officer
                       Address:          57 W. Pine Street
                                         Orlando, FL  32801
                       Telephone:        (407) 245-3636
                       Facsimile:        (407) 245-2943


                       SUBSCRIBER:

                       CITY-GUIDE ISP, INC.

                       By:               /s/ David G. Marshlack
                                         ------------------------------------
                       Print Name:       David G. Marshlack
                                         ------------------------------------
                       Its:              President
                                         ------------------------------------
                       Address:          412 E. Madison St.
                                         ------------------------------------
                                         Tampa, FL  33602
                                         ------------------------------------
                       Telephone:        813-223-3224
                                         ------------------------------------
                       Facsimile:        813-223-3623
                                         ------------------------------------


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